Exhibit 10.02
FIRST AMENDMENT TO THE
ALLIED WASTE INDUSTRIES, INC.
2005 NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN
     THIS AMENDMENT is made and entered into on February 9, 2006, by Allied Waste Industries, Inc. (“Company”).
R E C I T A L S:
     1. The Employer maintains the Allied Waste Industries, Inc. 2005 Non-Employee Director Equity Compensation Plan, which was made effective May 20, 2005 (“Plan”);
     2. The Employer has reserved the right to amend the Plan in whole or in part; and
     3. The Employer intends to amend the Plan.
     THEREFORE, the Employer hereby adopts this Amendment as follows:
     1. Section 8(b) of the Plan is hereby amended to read as follows:
     If an Eligible Director elects to have his or her Cash Fee Award paid in Common Stock, the number of shares shall be determined by dividing the dollar amount of the Cash Fee Award to be paid in the form of shares by the Fair Market Value of one share of Common Stock on the last day of the calendar quarter in which the Cash Fee Award is earned; provided, however, that the number of shares of Common Stock shall be rounded downward such that no fractional share shall be issued.
     2. The Effective Date of this Amendment shall be May 20, 2005.
     3. Except as amended, all of the terms and conditions of the Plan shall remain in full force and effect.

ALLIED WASTE INDUSTRIES,
INC., a Delaware corporation

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